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                                                                    EXHIBIT 3.03

                                   BY-LAWS OF

                              MFC DEVELOPMENT CORP.

                             A DELAWARE CORPORATION
                           AS AMENDED AUGUST 17, 2000

                                    ARTICLE 1

                                     OFFICES


         Section 1. Registered Office. The registered office of the Corporation within the State of Delaware shall be in the City of Wilmington, County of New Castle.

         Section 2. Other Offices. The Corporation may also have an office or offices other than said registered office at such place or places, either within or without the State of Delaware, as the Board of Directors shall from time to time determine or the business of the Corporation may require.



                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS


         Section 1. Place. A meeting of shareholders for any purpose may be held at such place, within or without the State of Delaware, as the Board of Directors may fix from time to time and as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual Meeting. Annual meetings of shareholders, commencing with the year 2001 shall be held on the third Thursday of July of each year, if not a legal holiday, or, if a legal holiday, then on the next secular day following, at 11:45 AM, or at such other date and time as shall, from time to time, be designated by the Board of Directors and stated in the notice of the meeting. At such annual meeting, the shareholders entitled to vote shall elect a Board or Directors and transact such other business as may properly be brought before the meeting.

         Section 3. Notice of Annual Meeting. Written notice of the annual meeting, stating the place, date and time thereof, shall be given to each shareholder entitled to vote at such meeting not less than 10 (unless a longer period is required law) nor more than 60 days prior to the meeting.

         Section 4. Special Meetings. Special meetings of the shareholders, for any purpose
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or purposes, unless otherwise prescribed by statute or by the Certificate of
Incorporation, may be called by the Chairman of the Board, if any, or the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of the shareholders owning a majority of the shares of capitol stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

         Section 5. Notice of Meeting. Except as otherwise expressly required by statute, written notice of each annual and special meeting of stockholders stating the date, place and hour of the meeting, and , in the case of a special meeting, the purpose or purposes for which their meeting is called, shall be given to each stockholder of record entitled to vote thereat not less than ten nor more than sixty days before the date of the meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. Notice shall be given personally or by mail and, if by mail, shall be sent in a postage prepaid envelope, addressed to the stockholder at his address as it appears on the records of the Corporation. Notice by mail shall be deemed given at the time when the same shall be deposited in the United States mail, postage prepaid. Notice of any meeting shall not be required to be given to any person who attends such meeting, except when such person attends the meeting in person or by proxy for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, or who, either before or after the meeting, shall submit a signed written waiver of notice, in person or by proxy. Neither the business to be transacted at, nor the purpose of, an annual or special meeting of stockholders need be specified in any written waiver of notice.

         Section 6. List of Shareholders. The officer in charge of the stock ledger of the Corporation or the transfer agent shall prepare and make, at least 10 days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, at a place within the city where the meeting is to be held, which place, if other than the place of the meeting, shall be specified in the notice of the meeting. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present in person thereat.

         Section 7.     Presiding officer: Order of Business.

                  (a) Meetings of shareholders shall be presided over by the Chairman of the Board, if any, or, if he is not present (or, if there is none), by the President, or, if he is not present, by the President, or, if he is not present, by such person who may have been chosen by the Board of Directors, or, if none of such persons is present, by a chairman to be chosen by the shareholders owning a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at the meeting and who are present in person or represented by proxy. The Secretary of the Corporation, or, if he is not present, an Assistant Secretary, or, if he is not present, such person




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as may be chosen by the Board of Directors, shall act as secretary of meetings of shareholders, or, if none of such persons is present, the shareholders owning a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at the meeting and who are present in person or represented by proxy shall choose any person present to act as secretary of the meeting.

         (b) Order of Business. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

         Section 8. Quorum; Adjournments. The holders of a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be necessary to, and shall constitute a quorum for, the transaction of business at all meetings of the shareholders, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, a quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, until a quorum shall be present or represented. Even if a quorum shall be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time for good cause, without notice of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, until a date which is not more than 30 days after the date of the original meeting. At any such adjourned meeting, at which a quorum shall be present in person or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote thereat.

         Section 9.    Voting.

                  (a) At any meeting of shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy. Except as otherwise provided by law or the Certificate of Incorporation, each shareholder of record as of the record date for determining stockholders entitled to vote at such meeting shall be entitled to one vote for each share of capital stock registered in his name on the books of the Corporation.

                  (b) All elections shall be determined by a plurality vote, and, except as otherwise provided by law or the Certificate of Incorporation, all other matters shall be determined by a vote of a majority of the shares present in person or represented by proxy and voting on such other matters.

         Section 10. Action by Consent. Any action required or permitted by law or the Certificate of Incorporation to be taken at any meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a written consent, setting forth the action so




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taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present or represented by proxy and voted. Such written consent shall be filed with the minutes of meetings of shareholders. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not so consented in writing thereto.



                                   ARTICLE III
                                    DIRECTORS

         Section 1. General Powers; Number; Tenure. The business of the corporation shall be managed by or under the direction of its Board of Directors, which may exercise all powers of the Corporation and perform all lawful acts and things which are not by law, the Certificate of Incorporation or these Bylaws directed or required to be exercised or performed by the shareholders. The number of directors constituting the entire Board shall be as set initially by the Incorporators and thereafter by the Board of Directors by resolution, from time to time. The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and shall qualify or until his earlier death, resignation or removal. Directors need not be shareholders.

         Section 2. Vacancies. Any vacancy in the Board of Directors, whether arising from death, resignation, removal. (with or without cause), an increase in the number of directors or any other cause, may be filled by the vote of a majority of the directors then in office, though less than a quorum, or by the sole remaining director or by the stockholders at the next annual meeting thereof or at a special meeting thereof. Each director so elected shall hold office until his successor shall have been elected and qualified.

         Section 3. Removal: Resignation.

         (a) Except as otherwise provided by law or the Certificate of Incorporation, any director, directors or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors.

         (b) Any director may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, a resignation shall take effect upon delivery thereof to the Board of Directors or the designated officer. It shall not be necessary for a resignation to be accepted before it becomes effective.



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         Section 4. Place of Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 5. Annual Meeting. The annual meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of shareholders, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.

         Section 6. Regular Meetings. Additional regular meetings of the Board of Directors may be held without notice, at such time and place as may from time to time be determined by the Board of Directors.

         Section 7. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or by two or more directors on at least 2 days' notice to each director, if such notice is delivered personally or sent by telegram, or on at least 3 days' notice if sent by mail. Special meetings shall be called by the Chairman of the Board, President, Secretary or two or more directors in like manner and on like notice on the written request of one-half or more of the number of directors then in office. Any such notice need not state the purpose or purposes of such meeting except as provided in Article X.

         Section 8. Quorum: Adjournments. At all meetings of the Board of Directors, a majority of the number of directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or the Certificate of Incorporation. If a quorum is not present at any meeting of the Board of Directors, the directors present may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 9. Compensation. Directors shall be entitled to such compensation for their services as directors and to such reimbursement for any reasonable expenses incurred in attending directors' meetings as may from time to time be fixed by the Board of Directors. The compensation of directors may be on such basis as is determined by the Board of Directors. Any director may waive compensation for any meeting. Any director receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and receiving compensation and reimbursement for reasonable expenses for such other services.

         Section 10. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a written consent to such action is signed by all members of the Board of Directors and such written consent is filed with the minutes of its proceedings.

         Section 11. Meetings by Telephone or Similar Communications. The Board of Directors may participate in a meeting by means of conference telephone or similar communications equipment




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by means of which all directors participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person by such director at such meeting.


                                   ARTICLE IV

                                   COMMITTEES


         Section 1. Executive Committee. The Board of Directors, by resolution adopted by a majority of the entire Board, may appoint an Executive Committee consisting of not less than three (3) directors, one of whom shall be designated as Chairman of the Executive Committee. Each member of the Executive Committee shall continue as a member thereof until the expiration of his term as a director, or his earlier resignation, unless sooner removed as a member or as a director.

         Section 2. Powers. The Executive Committee shall have and may exercise those rights, powers and authority of the Board of Directors as may from time to time be granted to it (to the extent permitted by law) by the Board of Directors and may authorize the seal of the Corporation to be affixed to all papers which may require it.

         Section 3. Procedure: Meetings. The Executive Committee shall fix its own rules of procedure and shall meet at such times and at such place or places as may be provided by such rules or as the members of the Executive Committee shall provide. The Executive Committee shall keep regular minutes of its meetings and deliver such minutes to the Board of Directors. The Chairman of the Executive Committee, or, in his absence, a member of the Executive Committee chosen by a majority of the members present, shall reside at meetings of the Executive Committee, and another member thereof chosen by the Executive Committee shall act as Secretary of the Executive Committee.

         Section 4. Quorum. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the members thereof shall be required for any action of the Executive Committee.

         Section 5. Other Committees. The Board of Directors, by resolutions adopted by a majority vote of the entire Board, may appoint such other committee or committees as it shall deem advisable and with such functions and duties as the Board of Directors shall prescribe.

         Section 6. Vacancies; Changes; Discharge. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.

         Section 7. Compensation. Members of any committee shall be entitled to such compensation for their services as members of any such committee and to such reimbursement for any reasonable expenses incurred in attending committee meetings as may from time to time be fixed




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by the Board of Directors. Any member may waive compensation for any meeting.
Any committee member receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and from receiving compensation and reimbursement of reasonable expenses for such other services.

         Section 8. Action by Consent. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if a written consent to such action is signed by all members of the committee and such written consent is filed with the minutes of its proceedings.

         Section 9. Meetings by Telephone or Similar Communications. The members of any committee designated by the Board of Directors may participate in a meeting of such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other and participation in such meeting shall constitute presence in person at such meeting.



                                    ARTICLE V
                                     NOTICES

         Section 1. Form; Delivery. Whenever, under the provisions of law, the Certificate of Incorporation or these Bylaws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice unless otherwise specifically provided, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid. Such notices shall be deemed to be given at the time they are deposited in the United States mail. Notice to a director may also be given personally or by telegram sent to his address as it appears on the records of the Corporation.

         Section 2. Waiver. Whenever any notice is required to be given under the provisions of law, the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed to be equivalent to such notice. In addition, any shareholder who attends a meeting of shareholders in person, or is represented at such meeting by proxy, without protesting prior to the conclusion of the meeting the lack of notice thereof to him, or any director who attends a meeting of the Board of Directors without protesting, at the commencement of the meeting, such lack of notice, shall be conclusively deemed to have waived notice of such meeting.



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                                   ARTICLE VI

                                    OFFICERS


         Section 1. Designations. The officers of the Corporation shall be chosen by the Board of Directors. The Board of Directors may choose a Chairman of the Board, a President, a Vice President or Vice Presidents, a Secretary, a Treasurer, one or more Assistant Secretaries and/or Assistant Treasurers and other officers and agents as it shall deem necessary or appropriate. All officers of the Corporation shall exercise such powers and perform such duties as shall from time to time be determined by the Board of Directors. All officers of the Corporation shall hold office until the earlier of their death, resignation, removal or election and qualification of a successor by the Board of Directors. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

         Section 2. Term of Office: Removal. The Board of Directors at its first regular meeting after each annual meeting of shareholders shall choose a President, a Secretary and a Treasurer. The Board of Directors may also choose a Chairman of the Board, a Vice President or Vice Presidents, one or more Assistant Secretaries and/or Assistant Treasurers, and such other officers and agents as it shall deem necessary or appropriate. Any officer elected or appointed by the Board of Directors may be removed, with or without cause, at any time by the affirmative vote of a majority of the directors then in office. Such removal shall not prejudice the Contract rights, if any, of the person so removed. Any vacancy occurring in any office of the Corporation may be filled for the unexpired portion of the term by the Board of Directors.

         Section 3. Compensation. The salaries of all officers of the Corporation shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

         Section 4. The Chairman of the Board. The Chairman of the Board, if any, shall be an officer of the Corporation and, subject to the direction of the Board of Directors, shall perform such executive, supervisory and management functions and duties as may be assigned to him from time to time by the Board of Directors. He shall, if present, preside at all meetings of shareholders and of the Board of Directors.

         Section 5. The President.

                  (a) The President shall be the chief executive officer of the Corporation and, subject to the direction of the Board of Directors, shall have general charge of the business, affairs and property of the Corporation and general supervision over its other officers and agents. In general, he shall perform all duties incident to the office of President and shall see that all orders and resolutions of the Board of Directors are carried into effect.



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                  (b) Unless otherwise prescribed by the Board of Directors, the
President shall have full power and authority on behalf of the Corporation to attend, act and vote at any meeting of security holders of other corporations in which the Corporation may hold securities. At such meeting the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation might have possessed and exercised if it had been present. The Board of Directors may from time to time confer like powers upon any other person or persons.

         Section 6. The Vice Presidents. The Vice President, if any (or in the event there be more than one, the Vice Presidents in the order designated, or in the absence of any designation, in the order of their election), shall, in the absence of the President or in the event of his disability, perform the duties and exercise the powers of the President and shall generally assist the President and perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

         Section 7. The Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all votes and the proceedings of the meetings in a book to be kept for that purpose and shall perform like duties for the Executive Committee or other committees, if required. He shall give, or cause to be given, notice of all meetings of shareholders and special meetings of the Board of Directors, and shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board or the President, under whose supervision he shall act. He shall have custody of the seal of the Corporation, and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and, when so affixed, the seal may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation. and to attest the affixing thereof by his signature.

         Section 8. The Assistant Secretary. The Assistant Secretary, if any (or in the event there be more than one the Assistant Secretaries in the order designated, or in the absence of any designation, in the order of their election), shall in the absence of the Secretary or in the event of his disability, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

         Section 9. The Treasurer. The Treasurer shall have the custody of the corporate funds and other valuables, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may from time to time be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, the President and the Board of Directors, at regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

         Section 10. The Assistant Treasurer. The Assistant Treasurer, if any (or in the event




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there shall be more than one, the Assistant Treasurers in the order designated, or in the absence of any designation, in the order of their election), shall, in the absence of the Treasurer or in the event of his disability, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.



                                   ARTICLE VII

                               INDEMNIFICATION OF

                  DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS


         Reference is made to Section 145 (and any other relevant provisions) of the General Corporation Law of the State of Delaware. Particular reference is made to the class of persons (hereinafter called "Indemnitee") who may be indemnified by a Delaware corporation pursuant to the provisions of such Section 145, namely, any person (or the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Corporation shall (and is hereby obligated to) indemnify and advance the expenses of the Indemnitee, and each of them, in each and every situation where the Corporation is obligated to make such indemnification and/or advance such expenses pursuant to the aforesaid statutory provisions. The Corporation shall indemnify and advance the expenses of the Indemnitee, and each of them, in each and every situation where, under the aforesaid statutory provisions, the Corporation is not obligated, but is nevertheless permitted or empowered, to make such indemnification and/or advance such expenses, it being understood, that, before making such indemnification with respect to any situation covered under this sentence, (i) the Corporation shall promptly make or cause to be made, by any of the methods referred to in subsection (d) of such
Section 145, a determination as to whether each Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that such Indemnitee's conduct was unlawful, and (ii) no such indemnification shall be made unless it is determined that such Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that such Indemnitee's conduct was unlawful.



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                                  ARTICLE VIII

                               STOCK CERTIFICATES


         Section 1      Form;  Signatures.

                  (a) Every holder of stock in the Corporation shall be entitled to have a certificate, signed by the Chairman of the Board or the President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, exhibiting the number and class (and series, if any) of shares owned by him, and bearing the seal of the Corporation. Such signatures and seal may be a facsimile. A certificate may be manually signed by a transfer agent or registrar other than the Corporation or its employee but may be a facsimile. In case any officer who has signed, or whose facsimile signature was placed on, a certificate shall have ceased to by such officer before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

                  (b) All stock certificates representing shares of capital stock which are subject to restrictions on transfer or to other restrictions may have imprinted thereon such notation to such effect as may be determined by the Board of Directors.

         Section 2. Registration of Transfer. Upon surrender to the Corporation or any transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or its transfer agent to issue a new certificate to the person entitled thereto, to cancel the old certificate and to record the transaction upon its books.

         Section 3. Registered Shareholders.

                  (a). Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person who is registered on its books as the owner of shares of its capital stock to receive dividends or other distributions, to vote as such owner, and to hold liable for calls and assessments a person who is registered on its books as the owner of shares of its capital stock. The Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person.

                  (b) If a shareholder desires that notices and/or dividends shall be sent to a name or address other than the name or address appearing on the stock ledger maintained by the Corporation (or by the transfer agent or registrar, if any), such shareholder shall have the duty to notify the Corporation (or the transfer agent or registrar, if any) in writing, of such desire. Such written notice shall specify the alternate name or address to be used.

         Section 4. Record Date. In order that the Corporation may determine the shareholders




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of record who are entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution, or to make a determination of the shareholders of record for any other proper purpose, the Board of Directors may, in advance, fix a date as the record date for any such determination. Such date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and (i) shall not be more than 60 nor less than 10 days before the date of such shareholders meeting, nor (ii) more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors, if pertaining to a written consent of shareholders without a meeting, nor (iii) more than 60 days prior to the date of any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting taken pursuant to Section 8 of Article II; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 5. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation which is claimed to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate , the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum, or other security in such form, as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate claimed to have been lost, stolen or destroyed.



                                   ARTICLE IX

                               GENERAL PROVISIONS


         Section 1. Dividends. Subject to the provisions of the Certificate of Incorporation, dividends upon the outstanding capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law, and may be paid in cash, in property or in shares of the Corporation's capital stock.

         Section 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may, from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors may think conducive to the interests of the Corporation. The Board of Directors may modify or abolish any such reserves in the manner in which it was created.



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         Section 3. Fiscal Year. The fiscal year of the Corporation shall be as determined from time to time by the Board of Directors.

         Section 4. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words 'Corporate Seal' and "Delaware".


                                    ARTICLE X

                                   AMENDMENTS


         These Bylaws may be adopted, amended or repealed by vote of the holders of the shares at the time entitled to vote in the election of any directors. In addition, The Board of Directors shall have the power to make, alter and repeal these Bylaws, and to adopt new bylaws, by unanimous written consent or by an affirmative vote of a majority of the whole Board, provided that notice of the proposal to make, alter or repeal these Bylaws, or to adopt new bylaws, must be included in the notice of the meeting of the Board of Directors at which such action takes place.



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